INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES ADDITIONAL EQUITY COMMITMENT, RIGHTS OFFERING AND PARTIAL EXCHANGE OF SERIES A PREFERRED STOCK

•
Entered into an Equity Commitment Agreement for the sale of 80,000 shares of Series B-3 Preferred Stock and 3,568,750 warrants to purchase common stock for a gross purchase price of $80 million, with further commitment to issue up to $30 million of additional preferred stock and warrants

•
Entered into a Rights Offering Agreement, pursuant to which the Company will distribute to current common stockholders transferrable rights to purchase up to $15 million of Series B-3 Preferred Stock and warrants to purchase common stock

•	Entered into an Exchange Agreement to exchange 50% of the Company’s outstanding Series A Preferred Stock for Series B-3 Preferred Stock and warrants to purchase common stock

•	The Company intends to use proceeds from the above transactions to repay outstanding indebtedness

•	Initial $80 million transaction reduces pro forma net debt to Debt Covenant Calculation Adjusted EBITDA to 2.7x and triggers step-downs in rates on term loan and existing Series B Preferred Stock

Indianapolis, IN - October 29, 2019 - Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading infrastructure construction company with specialized energy and heavy civil expertise, today announced that the Company entered into an Equity Commitment Agreement (the “Equity Commitment Agreement”) among the Company, funds managed by the Private Equity Group of Ares Management Corporation (NYSE:ARES) (such funds, together, “Ares”), a leading global alternative asset manager, and funds managed by Oaktree Capital Management (“Oaktree”). In addition, the Company entered into a Rights Offering Agreement (the “Rights Agreement”) and a Preferred Stock Exchange Agreement (the “Exchange Agreement”) among the Company, Ares and Oaktree.

Equity Commitment Agreement

Pursuant to the Equity Commitment Agreement, the Company has agreed to issue and sell 80,000 shares of Series B Preferred Stock (which will be designated as Series B-3 Preferred Stock (the “Series B-3 Preferred Stock”)) and 3,568,750 warrants to purchase common stock (“Warrants”) to Ares for an aggregate purchase price of $80.0 million (the “Initial Closing”).

The Company will use the proceeds from the Initial Closing to prepay approximately $80.0 million of the outstanding balance under the Company’s term loan. After giving effect to the Initial Closing and the application of proceeds thereof, the Company’s pro forma net debt to trailing twelve months ended June 30, 2019 Debt Covenant Calculation Adjusted EBITDA will be reduced to 2.7x. The Company’s lower leverage will result in step-downs of 150 bps and 300 bps in the interest rate on the Company’s term loan and the distribution rate on the Company’s existing Series B Preferred Stock, respectively on a going forward basis pursuant to the terms of those instruments. Consummation of the Initial Closing is subject to a number of conditions; however, funding is expected to occur within 12 business days.

After the Initial Closing, Ares and Oaktree are each required, subject to certain conditions, to purchase up to an additional 15,000 shares (collectively 30,000 shares) of Series B-3 Preferred Stock and 515,625 Warrants (collectively 1,031,250 Warrants), resulting in additional proceeds to the Company in an amount of up to $30.0 million, if, by certain agreed upon dates, the Company has not repaid at least an additional $30.0 million under its term loan using excess cash and proceeds from the Rights Offering (defined below).

Rights Agreement

Pursuant to the Rights Agreement, assuming all applicable conditions are satisfied, the Company has agreed to conduct a rights offering and to distribute a transferrable right, but not the obligation, to purchase Series B-3 Preferred Stock and warrants to purchase common stock to the holders of the Company’s outstanding common stock other than Oaktree, Ares and each of their director designees, the officers of the Company, and any related party of the foregoing (the “Rights Offering”). The Rights Offering will be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock being issued, plus warrants at the rate of 5.5 per $160 of Series B-3 Preferred Stock purchased, an individual investment minimum of $50,000 and an individual investment maximum of the greater of the holder's pro rata share of the common stock eligible to participate and $2.25 million. Additional details regarding the final terms and timing of the Rights Offering will be determined and disclosed at a later date.

Exchange Agreement

Pursuant to the Exchange Agreement, Oaktree has agreed to exchange 50% of the total Series A Preferred Stock outstanding into shares of Series B-3 Preferred Stock and warrants to purchase common stock. The number of shares of Series B Preferred Stock to be issued in the exchange will be calculated by dividing the stated value (including unpaid accumulated and compounded dividends) of each share of Series A Preferred Stock to be exchanged by a price per share of Series B-3 Preferred Stock of $1,000.00. The number of warrants to be issued will be at a rate of 5.5 warrants per $160 of stated value of the Series A Preferred Stock exchanged.

By reducing the amount of Series A Preferred Stock outstanding, the Exchange Agreement will have the effect of significantly reducing the potential share dilution that the Company’s common stockholders could be subjected to in the event that the Series A Preferred Stockholders choose to convert their shares to common stock.

JP Roehm, Chief Executive Officer of Infrastructure and Energy Alternatives, Inc. commented, “These transactions complete the balance sheet initiatives we began earlier this year, reducing our outstanding debt, significantly improving our liquidity and putting us on solid footing to execute our business plan going forward. We appreciate the support of Ares and Oaktree, as well as our public equity investors and our lenders.”

“Ares is excited to make this preferred equity investment to delever and strengthen IEA’s balance sheet,” said Scott Graves, Partner and Co-Head of North American Private Equity and Head of Special Opportunities in the Ares Private Equity Group. “We believe the Company is a proven industry leader across each of its end markets. In our view, this new capital provides the Company financial flexibility and positions it for future growth.”

A special committee of the Company’s Board of Directors consisting solely of directors who are not affiliated with the parties to the proposed transactions and who do not hold the Company’s preferred equity (the "Special Committee"), with the assistance of independent financial and legal advisors, was actively involved with the negotiations of the transactions described above. The Special Committee reviewed the transactions and the transactions were recommended by the Special Committee for approval by the Company's Board of Directors. The Company’s Board of Directors approved the transactions following receipt of the recommendation of the Special Committee.

The transactions under the Equity Commitment Agreement, Rights Agreement and Exchange Agreement remain subject to, among other things, satisfaction of closing conditions. There can be no assurance that the transactions under the Equity Commitment Agreement, Rights Agreement and Exchange Agreement will be completed, or if completed, will be completed in the manner described in this press release.

Guggenheim Securities, LLC acted as exclusive financial advisor to the Company in connection with the transactions, and Perella Weinberg Partners LP acted as exclusive financial advisor to the Special Committee of the Company's Board of Directors.

For a more detailed description of the Equity Commitment Agreement, Rights Agreement and Exchange Agreement, and corresponding transactions, a reconciliation of GAAP to non-GAAP financial information, and certain risks related to these transactions, please refer to Current Report on Form 8-K filed on or about the date hereof, including the presentation filed as an exhibit thereto.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. Assuming all applicable conditions are satisfied, the Company will file a registration statement relating to the Rights Offering with the Securities and Exchange Commission. The Rights Offering will be made only by means of a prospectus. The securities in the Rights Offering may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Copies of the prospectus, when it becomes available, will be mailed to all eligible shareholders as of the record date for the Rights Offering and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov.

About IEA

Infrastructure and Energy Alternatives, Inc. (IEA) is a leading infrastructure construction company with specialized energy and heavy civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of three Tier 1 wind energy contractors in the United States and has completed more than 200 wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release, regarding expectations for the use of offering proceeds, future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. These forward-looking statements are based on information available as of the date of this release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to consummate the transactions described herein;

•	availability of commercially reasonable and accessible sources of liquidity and bonding;

•	our ability to generate cash flow and liquidity to fund operations;

•	the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•	our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of CCS and William Charles;

•	consumer demand;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•	market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

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our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

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the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•	the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•	customer disputes related to the performance of services;

•	disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•	our ability to replace non-recurring projects with new projects;

•	the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•	the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•	fluctuations in maintenance, materials, labor and other costs;

•	our beliefs regarding the state of the renewable wind energy market generally; and

•	the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact

Andrew Layman	Financial Profiles, Inc.
Chief Financial Officer	Larry Clark, Senior Vice President
Andrew.Layman@iea.net	lclark@finprofiles.com
765-828-2580	310-622-8223

Non-U.S. GAAP Financial Measures

We define EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization, interest expense, provision (benefit) for income taxes, restructuring expenses, acquisition or disposition related expenses, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.

Adjusted EBITDA is a supplemental non-GAAP financial measure and, when considered along with other performance measures, is a useful measure as it reflects certain drivers of the business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not consider certain requirements, such as capital expenditures and depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The following table outlines the reconciliation from net income (loss) to Adjusted EBITDA for the periods indicated:

	Three Months Ended				LTM
(in thousands)	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	June 30, 2019
Net income (loss)	$5,736	$10,985	$(22,889)	$6,208	$40
Interest expense, net	1,579	8,120	10,367	11,496	31,562
Provision (benefit) for income taxes	870	(11,475)	(8,629)	6,112	(13,122)
Depreciation and amortization	2,614	10,108	12,017	11,784	36,523
EBITDA	10,799	17,738	(9,134)	35,600	55,003

Adjustments
Transaction costs (1)	149	—	—	—	149
Diversification SG&A (2)	911	972	—	—	1,883
Consulting fees & expenses (3)	72	5	—	—	77
Non-cash stock compensation expense (4)	500	572	1,039	722	2,833
Merger and acquisition costs (5)	6,914	8,190	—	—	15,104
Acquisition integration costs (6)	—	—	3,380	3,084	6,464
Loss on debt extinguishment (7)	1,835	—	—	—	1,835
Contingent consideration fair value adjustment (8)	—	(46,291)	—	(18,835)	(65,126)
Adjusted EBITDA (as reported)	$21,180	$(18,814)	$(4,715)	$20,571	$18,222
					—
Debt Covenant Adjustments					—
Results of acquisitions not included in as reported results (9)	16,736	2,985	—	—	19,721
Other adjustments allowable under credit agreement (10)	5,431	40,257	3,601	3,863	53,152
Debt Covenant Adjusted EBITDA	$43,347	$24,428	$(1,114)	$24,434	$91,095

(1)
Transaction costs include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange.

(2)
Diversification selling, general and administrative reflects the costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties. These costs currently did not have corresponding revenue in fiscal year 2018.

(3)	Consulting fees and expenses represents consulting and professional fees and expenses in connection with the merger with MIII Acquisition Corp.

(4)	Non-cash stock compensation expenses.

(5)
Merger and acquisition costs include legal, consulting, travel, personnel and other costs associated with our original Merger to become a public company in the first quarter of 2018 or acquisition activity related to our two acquisitions completed in the third and fourth quarter of 2018.

(6)	Acquisition integration costs include legal, consulting, personnel and other costs associated with integration activity.

(7)	Expense of previously deferred financing fees in connection with refinancing the Company's credit facility in September 2018.

(8)
Reflects a $46.3 million and $18.8 million adjustment to the fair value of its contingent consideration incurred in connection with the Merger. The merger agreement required the Company to issue additional shares of our common stock to the Seller if certain EBITDA targets for 2018 and 2019 were achieved. The 2018 target was not achieved due to extreme weather conditions, and the Company may be required to issue additional such shares with the amount to depend on whether the 2019 EBITDA target is met.

(9)	Results of acquisitions not recorded in results reflects the combined adjusted EBITDA for the third and fourth quarter of 2018 for the Company’s acquisitions based on the timing of those acquisitions.

(10)
Other adjustments includes items that are allowable under the credit agreement as addbacks to adjusted EBITDA to derive the debt covenant calculation and include, but are not limited to, extreme weather-related expenses, synergies, and other restructuring costs.

The following table is reconciliation of the calculation of the pro forma first lien leverage ratio as defined by the third amended and restated credit agreement:

		Series B-2 Preferred	Series B-3 Preferred
($ in millions)	6/30/2019	(Completed 8/30/19)	Initial Close	Pro Forma
Term loan	$285.0	$—	$(80.0)	$205.0
Line of credit	12.9	(12.9)	—	—
Debt - Series B Preferred Stock (including PIK interest)	51.0	50.0	80.0	181.0
Commercial equipment notes	4.5	—	—	4.5
Total principal due for long-term debt	$353.4	$37.1	$—	$390.5

Credit Agreement Adjustment for Net Debt Covenant Calculation:
Less: Cash	$(20.3)	$(31.9)	$8.5	$(43.7)
Capital leases	77.7	—	—	77.7
Less: Debt - Series B Preferred Stock (including PIK interest)	(51.0)	(50.0)	(80.0)	(181.0)
Net debt for covenant calculation	$359.8	(81.9)	$(71.5)	$243.5

LTM Debt Covenant Adjusted EBITDA	$91.1			$91.1
Net Debt/ LTM Debt Covenant Adjusted EBITDA	4.0x			2.7x